Exhibit 99.1

CHF Solutions, Inc. Announces 42% Revenue Growth for its Third Quarter and Provides Company Update

Eden Prairie, MN: November 6, 2018: CHF Solutions, Inc. (NASDAQ: CHFS) announced today its third quarter results for the period ended September 30, 2018.  Highlights include:

•	Revenue for third quarter ended September 30, 2018 increased 42 percent compared to the same period in 2017, and 24 percent sequentially over the second quarter of 2018.

•	Announced expansion into the post-surgical cardiovascular market, an adjacent market opportunity with a significant unmet clinical need.

•	Continued international expansion and announced entrance into the markets in Germany and Thailand.

•
Continued path to identify complementary diagnostic technologies. Completed acquisition of AcQtrac™ impedance technology and announced collaboration agreements with NIMedical and Daxor Corporation to evaluate available, market-cleared diagnostic technologies.

•	Announced completion of all manufacturing transfer activities from Baxter.

•	Ended the quarter with $8.2 million of cash and equivalents and no debt.

“We have delivered double-digit year over year quarterly growth for six quarters in a row,” said John Erb, Chairman and CEO. “We continue to execute on our strategy and deliver results.”

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance.

To access the live webcast, please visit Investor Relations | CHF Solutions, Inc. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID: 8283328. An audio archive of the webcast will be available following the call at Investor Relations | CHF Solutions, Inc.

About CHF Solutions

CHF Solutions, Inc. (NASDAQ:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow® system for aquapheresis therapy. The Aquadex FlexFlow system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies.  The company's objective is to improve the quality of life for patients with heart failure and related conditions. CHF Solutions is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the statement regarding the benefits from using the Aquadex FlexFlow, trends in our revenue, our expansion plan and our future growth and developments.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our business strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

#  #  #

FINANCIALS

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
 (Unaudited and in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net sales	$1,363	$957	$3,499	$2,722
Costs and expenses:
Cost of goods sold	915	782	2,686	1,912
Selling, general and administrative	3,713	2,671	11,489	7,478
Research and development	985	367	2,107	1,002
Total costs and expenses	5,613	3,820	16,282	10,392
Loss from operations	(4,250)	(2,863)	(12,783)	(7,670)
Other income (expense):
Other income, net	10	17	10	28
Warrant valuation expense	-	-	-	(67)
Change in fair value of warrant liability	-	4	-	1,470
Total other income	10	21	10	1,431
Loss before income taxes	(4,240)	(2,842)	(12,773)	(6,239)
Income tax expense, net	(1)	(5)	(3)	(6)
Net loss	$(4,241)	$(2,847)	$(12,776)	$(6,245)

Basic and diluted loss per share	$(0.61)	$(4.55)	$(2.47)	$(25.36)

Weighted average shares outstanding – basic and diluted	6,987	626	5,171	359

Other comprehensive loss:
Foreign currency translation adjustments	$(1)	$(1)	$(2)	$(7)
Total comprehensive loss	$(4,242)	$(2,848)	$(12,778)	$(6,252)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2018 (unaudited)	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$8,222	$15,595
Accounts receivable	787	545
Inventory	1,948	1,588
Other current assets	240	136
Total current assets	11,197	17,864
Property, plant and equipment, net	573	570
Other assets	21	21
TOTAL ASSETS	$11,791	$18,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$617	$862
Accrued compensation	1,315	1,021
Other current liabilities	80	208
Total current liabilities	2,012	2,091
Other liabilities	126	126
Total liabilities	2,138	2,217

Commitments and contingencies	—	—

Stockholders’ equity
Series A junior participating preferred stock as of September 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of September 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 565 and 3,780 shares, respectively, issued and outstanding 565 and 3,780, respectively	—	—
Preferred stock as of September 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 39,969,435 and 39,966,220 shares, none outstanding	—	—
Common stock as of September 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 7,074,407 and 3,798,929, respectively	1	—
Additional paid‑in capital	203,559	197,367
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,225	1,227
Accumulated deficit	(195,132)	(182,356)
Total stockholders’ equity	9,653	16,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,791	$18,455

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended September 30,
	2018	2017
Operating Activities:
Net loss	$(12,776)	$(6,245)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization expense	174	656
Stock-based compensation expense	1,544	391
Change in fair value of warrant liability	-	(1,470)
Warrant valuation expense	-	67
Changes in operating assets and liabilities:
Accounts receivable	(242)	(498)
Inventory	(361)	(660)
Other current and long-term assets	(104)	28
Accounts payable and accrued expenses	(78)	(1,038)
Net cash used in operations	(11,843)	(8,769)

Investing Activities:
Purchases of property and equipment	(177)	(206)
Net cash used in investing activities	(177)	(206)

Financing Activities:
Net proceeds from public stock offering	4,649	8,002
Net proceeds from exercise of warrants	-	1,981
Net proceeds from the sale of common stock, preferred stock, and warrants	-	184
Net cash provided by financing activities	4,649	10,167

Effect of exchange rate changes on cash	(2)	(2)
Net increase (decrease) in cash and cash equivalents	(7,373)	1,190
Cash and cash equivalents - beginning of period	15,595	1,323
Cash and cash equivalents - end of period	$8,222	$2,513

Supplement schedule of non-cash activities
Warrants issued as inducement to warrant exercise	$-	$509
Conversion of temporary equity to permanent equity	$-	$485

Supplemental cash flow information
Cash paid for income taxes	$-	$8

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com